INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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j2 GLOBAL COMMUNICATIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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j2 Global Communications, Inc.
6922 Hollywood Boulevard, Suite 500
Los Angeles, California 90028

Dear Stockholder:

We cordially invite you to attend j2 Global Communications, Inc.’s Special Meeting of Stockholders. The meeting will be held on Thursday, October 25, 2007, at 10:00 a.m. local time at the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Los Angeles, California 90028.

At the meeting, stockholders will vote on one proposal – the approval of a new stock plan. Please take the time to carefully read the proposal described in the attached proxy statement and to vote your shares on the enclosed proxy card.

Thank you for your support of j2 Global Communications.

Sincerely,

Richard S. Ressler
Chairman of the Board

This proxy statement and the accompanying proxy card are being mailed to j2 Global
Communications, Inc.’s stockholders beginning about September 21, 2007.

j2 Global Communications, Inc.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on October 25, 2007

We will hold a Special Meeting of Stockholders of j2 Global Communications, Inc., a Delaware corporation, at the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Los Angeles, California 90028, on Thursday, October 25, 2007, at 10:00 a.m. local time, for the following purposes:

1.	To approve j2 Global’s 2007 Stock Plan; and

2.	To transact such other business as may properly come before the meeting and any adjournment(s) and postponement(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement which is attached to and made a part of this Notice.

The Board of Directors has fixed the close of business on September 4, 2007 as the record date for determining the stockholders entitled to receive notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Special Meeting in person. However, whether or not you plan to attend the Special Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible to ensure your representation and the presence of a quorum at the Special Meeting. If you submit your proxy and then decide to attend the Special Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

Jeffrey D. Adelman
Vice President, General Counsel and Secretary

September 21, 2007
Los Angeles, California

TABLE OF CONTENTS

ABOUT THE SPECIAL MEETING	1

PROPOSAL 1 — APPROVAL OF 2007 STOCK PLAN	3

DIRECTOR COMPENSATION	5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6

EXECUTIVE COMPENSATION	8

COMPENSATION COMMITTEE REPORT	12

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	12

DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE NEXT SPECIAL MEETING	19

COST OF SPECIAL MEETING AND PROXY SOLICITATION	19

HOUSEHOLDING	19

OTHER MATTERS	19

i

j2 Global Communications, Inc.
6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028

September 21, 2007

PROXY STATEMENT

ABOUT THE SPECIAL MEETING

Who Is Soliciting My Vote?

The Board of Directors of j2 Global Communications, Inc. (“j2 Global” or the “Company”) is soliciting your vote at the Special Meeting of j2 Global’s stockholders.

What Will I Be Voting On?

A proposal to approve the 2007 Stock Plan (see page 3).

How Many Votes Do I Have?

You will have one vote for every share of j2 Global common stock you owned on September 4, 2007 (the record date).

How Many Votes Can Be Cast By All Stockholders?

49,746,690, which represents the total number of shares of j2 Global common stock that were outstanding on the record date.

How Many Votes Must Be Present to Hold the Meeting?

A majority of the votes that can be cast, or 24,873,346 votes. We urge you to vote by proxy even if you plan to attend the Special Meeting, so that we will know as soon as possible that enough votes will be present for us to hold the Special Meeting.

What is the Required Vote to Approve the Proposal?

Approval of the 2007 Stock Plan requires the affirmative vote of holders of a majority of the shares of common stock present or represented and entitled to vote at the Special Meeting.

How Do I Vote?

You can vote either in person at the Special Meeting, by proxy without attending the Special Meeting or as otherwise provided in this mailing.

To vote by proxy, you must fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

If you want to vote in person at the Special Meeting, and you hold your j2 Global stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the Special Meeting.

Can I Revoke My Proxy?

Yes. Just send in a new proxy card with a later date or send a written notice of revocation to j2 Global’s Secretary at 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028, attention: Legal Department. In addition, if you attend the Special Meeting and want to vote in person, you can request that your previously submitted proxy not be used. Attendance at the Special Meeting will not by itself revoke a proxy.

What If I Don’t Vote For a Matter Listed On My Proxy Card?

If you return a proxy card without indicating your vote, your shares will be voted FOR approval of j2 Global’s 2007 Stock Plan and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Special Meeting.

What If I Vote “Abstain”?

Abstentions are counted for purposes of determining whether a quorum is present for transaction of business at the Special Meeting. An abstention has the same effect as a vote against the proposal to approve the 2007 Stock Plan.

Can My Shares Be Voted If I Don’t Return My Proxy Card and Don’t Attend the Special Meeting?

Since the only proposal scheduled to come before the Special Meeting is the approval of the 2007 Stock Plan, if you don’t vote your shares held in street name, your broker will not be able to vote your shares. As a result, your shares will not be voted, will not be counted for purposes of determining whether a quorum is present for transaction of business at the Special Meeting and will have no effect on the proposal to approve the 2007 Stock Plan.

If you don’t vote your shares registered in your name, your shares will not be voted, will not be counted for purposes of determining whether a quorum is present for transaction of business at the Special Meeting and will have no effect on the proposal to approve the 2007 Stock Plan.

What Happens if the Meeting is Postponed or Adjourned?

           Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Who Can I Contact if I Have Questions Concerning the Special Meeting?

If you have any further questions about voting your shares or attending the Special Meeting please call or email our Investor Relations Department at 323-657-5371 or investor@j2global.com.

APPROVAL OF 2007 STOCK PLAN

In March 2007 the Company’s Board of Directors approved the j2 Global Communications, Inc. 2007 Stock Plan (the “Original 2007 Plan”). The Original 2007 Plan was intended to replace the Company’s Second Amended and Restated 1997 Stock Option Plan (the “1997 Plan”), which the stockholders previously approved, and which will expire in November 2007 in accordance with its terms.

In May 2007, the Company submitted the Original 2007 Plan for approval to its stockholders at the Company’s 2007 annual meeting of stockholders.  The Original 2007 Plan was not approved at that meeting.  In response, in August 2007, the Board of Directors approved the following modifications to the Original 2007 Plan.  The Board of Directors:

•	limited to 356,000 the number of stock-based awards that may be granted under the 1997 Plan from June 30, 2007 until the date of this Special Meeting;

•	eliminated the provision in the Original 2007 Plan providing the ability to re-price stock options;

•	lowered from five million to 4.5 million the number of shares of j2 Global common stock permitted for plan uses under the 2007 Plan; and

•
prohibited any additional grants or awards under the 1997 Plan upon stockholder approval of this revised plan; however, the 1997 Plan will continue to govern options and restricted share awards previously granted under it.

The Company is seeking its stockholders’ approval of this modified 2007 Stock Plan (the “2007 Plan”). A copy of the 2007 Plan is attached to this Proxy Statement as “Exhibit A.”

j2 Global believes that approval of the 2007 Plan is important in attracting and retaining employees, directors and consultants in a competitive labor market, which is essential to the Company’s long-term growth and success.  In fact, if the 2007 Plan is not approved at this Special Meeting, it will not become effective and j2 Global will not have any plan available for the issuance of stock options or other equity awards to its employees, directors or consultants after the expiration of the 1997 Plan in November 2007.  We believe this could materially harm our ability to attract and retain employees, directors and consultants and this could, in turn, materially harm our Company and its business operations and financial results.

The 2007 Plan appoints the Compensation Committee of j2 Global’s Board of Directors as the 2007 Plan administrator and provides the Compensation Committee discretionary authority from time to time to give to employees of j2 Global or a subsidiary, members of the Company’s Board of Directors and consultants selected by the Compensation Committee certain awards in the form of stock options, including incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, stock appreciation rights, restricted stock, restricted stock units, performance shares and share units and other stock-based awards. Prior to the granting of any equity incentive awards, the Compensation Committee forwards its equity incentive award recommendations to the full Board of Directors and the Board votes to approve the recommendations, with those members of the Board who are not considered outside directors under Section 162(m) of the Internal Revenue Code abstaining.

As the 2007 Plan administrator, the Compensation Committee would determine the terms of the awards granted, including the exercise price of each option, the number of shares subject to each option and covered by each restricted stock or other award and the vesting or similar terms of each option and restricted stock or other award. The 2007 Plan administrator also has the full power to select the individuals to whom options and restricted stock or other awards will be granted and to make any combination of grants to any participants.

On August 3, 2007, the Board of Directors approved annual stock option grants and restricted stock awards to each director at the first scheduled Compensation Committee and Board meeting following each annual meeting of stockholders, commencing with the 2008 annual meeting, as follows:

•	options to purchase shares of the Company’s common stock with an aggregate exercise price of $300,000; and

•	restricted shares of the Company’s common stock with a fair market value of $100,000 on the date of grant.

Assuming approval by the stockholders of the 2007 Plan, these grants would be made under the 2007 Plan.

In addition, the 2007 Plan would permit grants of options under it in substitution for options held by employees of other companies who become eligible to receive options under the 2007 Plan as a result of a merger, consolidation, reorganization or similar event. The terms and conditions of those sorts of 2007 Plan options may vary from the terms and conditions otherwise contemplated by the 2007 Plan, to the extent deemed appropriate by the Compensation Committee in order to conform the terms and conditions of the new options with those of the options they replace.

Subject to adjustment for recapitalization events, Section 3.2 of the 2007 Plan currently sets the maximum number of shares of common stock that may be used for 2007 Plan purposes at 4.5 million. Available shares can be used for any of the purposes authorized by the 2007 Plan.

The 2007 Plan provides that shares underlying 2007 Plan options that expire or are cancelled unexercised, and any restricted shares that are forfeited on which no dividends have been paid (or on which dividends have been paid if the dividends also are forfeited) would again become available for 2007 Plan purposes.

Having considered these matters, the Company’s Board of Directors has determined that it is in the best interests of j2 Global and its stockholders to approve the 2007 Plan. Stockholder approval of the 2007 Plan is required by federal tax provisions relating to incentive stock options and by NASD rules that apply to us. After approval of the 2007 Plan, the Board of Directors may generally amend the 2007 Plan at any time without the approval of the Company’s stockholders, except as may be required by law or stock exchange rules.

Although j2 Global’s Board adopted the 2007 Plan primarily for the reasons discussed above, you should keep in mind that any or all of the shares authorized under the 2007 Plan also could be used for grants to any of the Company’s current executive officers, other officers or directors, as well as to other employees or consultants. Due to the discretionary nature of the 2007 Plan, j2 Global cannot predict the extent of additional benefits that any individual or category of eligible individual ultimately will receive under it.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2007 STOCK PLAN.

DIRECTOR COMPENSATION

Each director, except Richard S. Ressler, receives an annual retainer of $50,000. In addition to the annual retainer, the Chair of each of the Audit, Compensation, Corporate Governance and Nominating, and Investor Relations Committees receives $10,000 per annum. Mr. Ressler is separately compensated for his services as Chairman of the Board pursuant to a consulting agreement between the Company and Orchard Capital Corporation, a company controlled by Mr. Ressler. Under this consulting arrangement, which runs for consecutive six-month terms, Orchard Capital receives compensation of $275,000 per year. The agreement is terminable by either party by written notice delivered at least 30 days prior to commencement of the next six-month term.

j2 Global’s directors are eligible to participate in the 1997 Plan. If approved, j2 Global’s directors will also be eligible to participate in the 2007 Stock Plan. During 2006, j2 Global did not make any equity-based awards to its directors and no directors exercised any j2 Global options or warrants.

On August 3, 2007, the Company granted each of Messrs. Ressler, Bech, Cresci, Rieley and Schulhof 9,000 options to purchase shares of j2 Global common stock, and awarded each of them 3,000 restricted shares of the Company’s common stock.  In addition, the Company granted 33,000 options to purchase shares of j2 Global common stock, as well as 11,000 restricted shares of the Company’s common stock to William Brian Kretzmer and Stephen Ross, two newly appointed independent members of the Company’s Board of Directors.  Messrs. Kretzmer’s and Ross’s appointments were effective July 24, 2007, and filled two vacancies created by an increase in the size of the Board of Directors from five to seven.  Their terms on the Board of Directors will expire at j2 Global’s annual meeting of stockholders in 2008.

On August 3, 2007, the Board of Directors also approved annual stock option grants and restricted stock awards to each director at the first scheduled Compensation Committee and Board meeting following each annual meeting of stockholders, commencing with the 2008 annual meeting, as follows:

•	options to purchase shares of the Company’s common stock with an aggregate exercise price of $300,000; and

•	restricted shares of the Company’s common stock with a fair market value of $100,000 on the date of grant.

In order to avoid potential taxation under Internal Revenue Code Section 409A, in December 2006 the Company offered each named executive officer and director the option to increase the exercise price of certain of their stock options. In connection with these amendments, in 2007 the Company made compensating payments to each such named executive officer and Board member to reflect the decreased value of their stock options due to the increase in exercise price.

The following table contains information with respect to the compensation of the Company’s directors for the fiscal year ended December 31, 2006.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Richard S. Ressler	$275,000		–	–	–	–	–	$275,000

John F. Rieley	$ 60,000	(1)	–	–	–	–	–	$ 60,000

Michael P. Schulhof	$ 60,000		–	–	–	–	–	$ 60,000

Robert J. Cresci	$ 60,000		–	–	–	–	–	$ 60,000

Douglas Y. Bech	$ 50,000		–	–	–	–	–	$ 50,000

(1)  Mr. Rieley also received consulting fees of $100,000 for international public relations services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Information Regarding Beneficial Ownership of Principal Stockholders

The following table contains information regarding the beneficial ownership of the Company’s common stock (using information as of the dates indicated) by the stockholders the Company believes beneficially own more than five percent of the Company’s outstanding shares of common stock. The percentage of ownership is calculated using the number of outstanding shares on July 31, 2007.

Name	Number of Shares Beneficially Owned(1)	Approximate Percentage
FMR Corp. 82 Devonshire Street, Boston, Massachusetts 02109	5,082,441(2)	10.26%

Munder Capital Management 480 Pierce Street Birmingham, Michigan 48009	4,193,612(3)	8.46%

William Blair & Company, L.L.C. 222 W. Adams Chicago, Illinois 60606	7,025,781(4)	14.18%
____________
(1)	As of July 31, 2007, 49,549,935 shares of j2 Global common stock were outstanding.
(2)	Based upon information as of April 30, 2007 set forth in stockholder’s Schedule13G filed with the Securities and Exchange Commission on May 10, 2007.
(3)	Based upon information as of December 31, 2006 set forth in stockholder’s Schedule13G/A filed with the Securities and Exchange Commission on February 14, 2007.
(4)	Based upon information as of December 31, 2006 set forth in stockholder’s Schedule13G/A filed with the Securities and Exchange Commission on January 17, 2007.

Information Regarding Beneficial Ownership of Management

The following table sets forth certain information that has been provided to the Company with respect to beneficial ownership of shares of the Company’s common stock as of July 31, 2007 by: (i) each director and nominee for director of the Company, (ii) each of the named executive officers and (iii) all directors and executive officers of the Company as a group:

Name(1)	Number of Shares Beneficially Owned(2)	Approximate Percentage
Richard S. Ressler	2,405,850(3)	4.74%
Douglas Y. Bech	294,468(4)	*
Robert J. Cresci	312,000(5)	*
W. Brian Kretzmer	11,000(6)
John F. Rieley	60,000(7)	*
Stephen Ross	11,000(8)
Michael P. Schulhof	72,000(9)	*
Nehemia Zucker	95,000(10)	*
R. Scott Turicchi	808,710(11)	1.61%
Jeffrey D. Adelman	34,285(12)	*
Kathleen M. Griggs(13)	30,000(14)	*
Greggory Kalvin(15)	—	*
All directors and named executive officers as a group (12 persons)	4,197,698 (16)	7.94%
_____________
* Less than 1%

(1)	The address for all executive officers, directors and director nominees is c/o j2 Global Communications, Inc., 6922 Hollywood Blvd., Suite 500, Los Angeles, CA 90028.

(2)	As of July 31, 2007, 49,549,935 shares of j2 Global common stock were outstanding.

(3)
Consists of 1,156,850 shares of stock, including 18,000 shares of unvested restricted stock, and options to acquire 1,249,000 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Special Meeting of Stockholders.

(4)
Consists of 94,404 shares of j2 Global common stock, including 18,000 shares of unvested restricted stock, owned by Douglas Y. Bech, 10,052 shares of stock owned by the AYBech Trust of 1984, 10,052 shares of stock owned by the KEBech Trust of 1984, and options to acquire 200,064 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Special Meeting of Stockholders. Mr. Bech is the trustee of the AYBech Trust of 1984 and of the KEBech Trust of 1984, but has disclaimed beneficial ownership of any shares of j2 Global common stock in which he has no pecuniary interest.

(5)
Consists of 23,000 shares of j2 Global common stock, including 18,000 shares of unvested restricted stock, and options to acquire 289,000 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Special Meeting of Stockholders.

(6)	Consists of 11,000 shares of unvested restricted stock of j2 Global.

(7)
Consists of 23,000 shares of j2 Global common stock, including 18,000 shares of unvested restricted stock, and options to acquire 37,000 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Special Meeting of Stockholders.

(8)	Consists of 11,000 shares of unvested restricted stock of j2 Global.

(9)
Consists of 23,000 shares of j2 Global common stock, including 18,000 shares of unvested restricted stock, and options to acquire 49,000 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Special Meeting of Stockholders.

(10)
Consists of 59,000 shares of j2 Global common stock, including 50,000 shares of unvested restricted stock, and options to acquire 36,000 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Special Meeting of Stockholders.

(11)
Consists of 178,710 shares of j2 Global common stock, including 45,250 shares of unvested restricted stock, and options to acquire 630,000 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Special Meeting of Stockholders.

(12)
Consists of 22,285 shares of j2 Global common stock, including 18,000 shares of unvested restricted stock, and options to acquire 12,000 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Special Meeting of Stockholders.

(13)	Effective June 1, 2007, the Company appointed Kathleen M. Griggs as Chief Financial Officer of the Company.

(14)	Consists of 30,000 shares of unvested restricted stock of j2 Global.

(15)
Effective June 1, 2007, Greggory Kalvin no longer served as Chief Accounting Officer of the Company and was no longer a named executive officer.  Mr. Kalvin resigned as an employee of the Company effective July 16, 2007.

(16)
Consists of 4,134,313 shares of j2 Global common stock, including 255,250 shares of unvested restricted stock, and options to acquire 2,502,064 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Special Meeting of Stockholders.

EXECUTIVE COMPENSATION

Compensation Disclosure and Analysis

General

The Compensation Committee of j2 Global’s Board of Directors:

•	administers the Company’s compensation programs, including its stock option and employee stock purchase plans;

•	recommends to the Board, for approval by a majority of independent directors, the compensation to be paid to the Company’s executives;

•	recommends to the Board of Directors changes to j2 Global’s compensation policies and benefits programs; and

•	otherwise seeks to ensure that j2 Global’s compensation philosophy is consistent with j2 Global’s best interests and is properly implemented.

The Compensation Committee currently is comprised of three non-employee directors whom the Board has determined are independent for purposes of Nasdaq Marketplace Rule 4350.

Compensation Philosophy and Objectives

The Company’s executive compensation program is designed to attract, retain and motivate the Company’s executive officers in a manner that is tied directly to achievement of the Company’s overall operating and financial goals, and thereby increase j2 Global’s overall equity value.

Compensation for j2 Global’s executives, including for 2006 and 2007, consists of salary, participation in an executive bonus program and stock option grants and restricted stock awards. The

Company’s Compensation Committee has not adopted any formal policy for allocating compensation between long-term and short-term, between cash and non-cash, or among different forms of non-cash compensation. Rather, the Committee helps the Board of Directors assess past performance and anticipated future contribution of each executive officer in recommending to the Board of Directors, for approval by a majority of independent directors, the total amount and mix of each element of compensation. The Co-Presidents as well as the Chairman of the Board participate actively in this process, with the Co-Presidents being primarily responsible for establishing compensation payable to non-executive officers. In setting compensation for any given year, the Compensation Committee generally does not consider the amount of compensation from prior periods or amounts realizable from prior compensation.

The Company’s compensation objective is to link compensation to continuous improvements in corporate performance and increase in stockholder value. The Company’s executive compensation program goals include the following:

•
To establish pay levels that attract, retain and motivate highly qualified executive officers while considering the overall market competitiveness for such executive talent and balancing the relationship between total stockholder return and direct compensation;

•	To align executive officer remuneration with the interests of the stockholders;

•	To recognize superior individual performance;

•
To balance base and incentive compensation to complement the Company’s annual and longer term business objectives and strategies and encourage the fulfillment of those objectives and strategies through executive officer performance; and

•	To provide compensation opportunities based on the Company’s performance.

Compensation Components

Executive compensation consists of the following elements:

Salary. Base salaries are evaluated annually for all executive officers. In determining appropriate salary levels for such officers to recommend to the Board of Directors for its approval, the Compensation Committee considers, among other factors, the officer’s scope of responsibility, prior experience, and past performance and data on prevailing compensation levels in relevant markets for executive talent. The Compensation Committee generally targets executive salaries above the 25th percentile for comparable positions based upon compensation survey information j2 Global purchases which discloses aggregated compensation data for a group of unidentified companies with similar characteristics as j2 Global in terms of revenues, number of employees and other similar factors. The Compensation Committee conducts an annual review of executive salaries against this survey information to help ensure that executive salaries remain in line with the Compensation Committee’s target range. In approving salary increases during 2006 and 2007, the Compensation Committee considered not only the survey information, but also the Company’s and individuals’ performance.

Bonus. j2 Global has established an executive bonus program for awarding bonuses to the Company’s senior executives, including the named executive officers. Bonus guidelines under the program are established each year and are designed to encourage and reward senior management for (a) attaining Company-wide financial goals, (b) improving the financial and operational health of j2 Global, and (c) meeting or exceeding individually defined goals and objectives for each executive. The plan provides guidelines only as to payment of bonuses to executive program participants, is non-binding and does not create any contract right between the Company and the participants.

The process under this program begins with development of corporate financial targets and individual goals and objectives for each program participant. The financial objectives are generally in alignment with the Company’s budget for the year. The individual goals and objectives are designed to help the Company achieve its financial goals. The corporate financial objectives and all individual goals and objectives are recommended by the Compensation Committee for approval by the Board of Directors and approved by a majority of independent directors.

Under the program, j2 Global establishes a “bonus pool” based upon an aggregate of specified percentages of base salary of all eligible executives. For 2006, the “target” bonus percentage for the Co-Presidents was 50% of their base salary. Effective August 3, 2007 the “target” bonus percentage for the Co-President and Chief Operating Officer, Nehemia Zucker, was increased to 75% of his base salary. Co-President Scott Turicchi’s “target” bonus percentage for 2007 remained at 50%.  For 2006, the target for the Vice President, General Counsel and Secretary was 30% and the target for the Chief Accounting Officer was 25%.  Effective August 3, 2007 the “target” bonus percentage for the Vice President, General Counsel and Secretary was increased to 35%.  Effective June 1, 2007, the Company appointed Kathleen M. Griggs as Chief Financial Officer of the Company.  Ms. Griggs’ “target” bonus percentage for 2007 is 35%.  Ms. Griggs has assumed the responsibility of principal accounting officer, and, as a result, effective June 1, 2007, the Company Chief Accounting Officer position has been eliminated. The bonus pool is “funded” only if the Company achieves at least 97.5% of the budgeted net income and earnings per diluted share targets (the “Threshold Earnings Targets”). Even if those earnings targets are achieved, the pool will be funded only if they are achieved in a manner consistent with the Company achieving the pre-determined revenue and net income before taxes results (the “Other Corporate Objectives”). Once funded, it is anticipated – although not guaranteed – that the entire pool will be distributed among the eligible participants.

If the Threshold Earnings Targets are achieved, the bonus pool is funded at 100%. If less than 97.5% of the Threshold Earnings Targets are achieved, the bonus pool is not funded at all. If more than 107.51% of the Threshold Earnings Targets are achieved, the bonus pool can be funded up to 135% of the target pool amount.

The Compensation Committee and Board retain discretion to increase or decrease the funding of the bonus pool notwithstanding the achievement of these criteria based on factors they deem appropriate. In both 2005 and 2006, the Compensation Committee recommended for approval by the Board of Directors, and the three independent members of the Board of Directors approved, funding the bonus pool at 100%.

Once the bonus pool has been funded, individual bonuses are established by evaluating each executive’s relative contribution to the success of the Company as a whole, as well as his or her success in meeting his or her individual objectives. Individual bonus amounts are recommended by the Compensation Committee for approval by the Board of Directors and approved by a majority of independent directors. As a result of this process, in 2006 the named executive officers were awarded the following bonuses under the 2005 executive bonus program:

Nehemia Zucker:	$135,000
R. Scott Turicchi:	$105,000
Jeffrey D. Adelman:	$46,000
Greggory Kalvin:	$10,000

On March 22, 2007, through this same process the Compensation Committee unanimously recommended to the Board of Directors, and the Board approved that same day by a majority of independent directors, the following bonuses for the Company’s named executive officers under the 2006 executive bonus program:

Nehemia Zucker:	$195,000
R. Scott Turicchi:	$158,000
Jeffrey D. Adelman:	$86,000
Greggory Kalvin:	$24,000

j2 Global does not have any policy regarding the adjustment or recovery of awards under the bonus program in the event that the relevant performance measures are later restated or adjusted.

Stock Options and Restricted Stock. Stock option and restricted stock awards are designed to align the interests of executives and employees with the long-term interests of the stockholders. The Compensation Committee approves option grants and restricted stock awards subject to vesting periods to retain executives and employees and encourage sustained contributions. Awards of restricted stock are generally reserved for the most senior and critical executives. The Company does not follow a practice of making annual stock option grants or restricted stock awards to its executive officers. Rather, it makes these awards as and when it deems appropriate. The Company also sometimes approves awards in connection with promotions or significant increases in responsibility of executive officers. The Compensation Committee determines the size of option grants and restricted stock awards based upon the expected future value of those awards over the vesting period that it considers appropriate to incentivize and retain the services of executive officers while preserving shareholder value. The typical vesting period of options is four or five years, with a pro rata portion vesting on each anniversary of the date of grant. The exercise price of options is the closing market price on the date of grant. The typical vesting period of restricted stock awards is five years, vesting on the following graduated schedule on each anniversary of the date of award: 10% on the first anniversary, 15% on the second anniversary, 20% on the third anniversary, 25% on the fourth anniversary and 30% on the fifth anniversary.

Employee Stock Purchase Plan. j2 Global offers all of its employees, including the Company’s executive officers, the opportunity to purchase the Company’s common stock through a tax-qualified employee stock purchase plan (“ESPP”). Under the ESPP, eligible employees can withhold up to 15% of their earnings, up to certain maximums, to be used to purchase shares of j2 Global’s common stock at certain plan-defined dates. The price of the common stock purchased under the ESPP for the offering periods is equal to 95% of its fair value at the end of the offering period.

Other Compensation. j2 Global’s executive officers are entitled to participate in the Company’s health, vision, dental, life and disability insurance plans, and the Company’s tax qualified 401(k) plan, to the same extent that the Company’s other employees are entitled to participate. Participants in the 401(k) plan are eligible for up to a $500 annual Company match, which vests over a three-year period. In addition, the Company pays a higher portion of employer contributions toward premiums for executives to participate in the health, vision and dental plans.

In order to avoid potential taxation under Internal Revenue Code Section 409A, in December 2006, the Company offered each named executive officer and Board member the option to increase the exercise price of certain of their stock options. In January 2007, the Company made compensating payments to each such named executive officer and Board member to reflect the decreased value of their stock options due to the increase in exercise price.

Change in Control and Severance Arrangements. j2 Global has not provided change in control or severance arrangements to any of the Company’s executive officers, except that Mr. Zucker has an employment contract with the Company that contains a severance arrangement if he is terminated without cause. Mr. Zucker’s employment agreement has no specified term and is terminable at will by either party, but provides for severance payments equal to six months’ salary in the event of a termination by j2 Global without cause. In addition, in the event of a change of control, each option and each share of restricted stock will become immediately exercisable in full unless the Board of Directors determines that the holder has been offered substantially identical replacement options or replacement shares of restricted stock, as the case may be, and a comparable position at the acquiring company.

Summary

After its review of all existing programs, consideration of current market and competitive conditions, and alignment with the Company’s overall compensation objectives and philosophy, the Compensation Committee believes that the total compensation program for the Company’s executive officers is focused on increasing value for stockholders and enhancing the Company’s performance. The Compensation Committee currently believes that a significant portion of compensation of executive officers is properly tied to stock appreciation or stockholder value through stock options and restricted stock awards and annual incentive bonus measures. The Company’s Compensation Committee believes that its executive compensation levels are competitive with the compensation programs offered by other corporations with which it competes for executive talent.

Notwithstanding anything to the contrary set forth in any of j2 Global’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be deemed to be “Soliciting Material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filings.

COMPENSATION COMMITTEE REPORT

Management of the Company has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Compensation Committee of the Board of Directors has reviewed and discussed it with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for j2 Global’s Special Meeting of Shareholders.

Submitted by the Compensation Committee of the Board of Directors,

Michael P. Schulhof, Chairman
Douglas Y. Bech
Robert J. Cresci

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The j2 Global Compensation Committee currently consists of Messrs. Bech, Cresci and Schulhof. j2 Global has no interlocking relationships or other transactions involving any of its Compensation Committee members that are required to be reported pursuant to applicable SEC rules. No member of the Compensation Committee has ever been an officer or employee of j2 Global.

Summary Compensation Table

The table below summarizes the total compensation earned by each of the named executive officers in 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Nehemia Zucker Co-President & COO	2006	$366,154	—	—	—	$135,000	—	$10,493	$511,674

Scott Turicchi Co-President & CFO(1)	2006	$313,846	—	—	—	$105,000	—	$10,493	$429,339

Jeffrey D. Adelman Vice President, General Counsel & Secretary	2006	$191,923	—	—	—	$46,000	—	$8,815	$246,738

Greggory Kalvin Chief Accounting Officer(2)	2006	$137,308	—	—	—	$10,000	—	$7,703	$155,011

(1)	Effective June 1, 2007, the Company appointed Kathleen M. Griggs as Chief Financial Officer of the Company. Mr. Turicchi will continue to serve as Co-President.

(2)	Effective June 1, 2007, Greggory Kalvin no longer served as Chief Accounting Officer of the Company and was no longer a named executive officer.

All Other Compensation

The following table and related footnotes describe each component of the column entitled “All Other Compensation” in the Summary Compensation Table.

Name	Year	Perquisites and Other Personal Benefits ($)	Tax Reimbursements ($)	Insurance Premiums ($)		Company Contributions to Retirement and 401(k) Plans ($)	Severance Payments / Accruals ($)	Change in Control Payments / Accruals(1) ($)	Total ($)
Nehemia Zucker	2006	—	—	$9,993	(2)	$500	—	—	$10,493

R. Scott Turicchi	2006	—	—	$9,993	(2)	$500	—	—	$10,493

Jeffrey D. Adelman	2006	—	—	$8,315	(3)	$500	—	—	$8,815

Greggory Kalvin(4)	2006	—	—	$7,203	(5)	$500	—	—	$7,703

(1)
Mr. Zucker has a severance agreement with the Company pursuant to which he is entitled to receive severance payments equal to six months’ salary in the event of a termination by j2 Global without cause.

(2)	Consists of $9,951 in medical, dental and vision insurance premium contributions and $41 in life insurance premium contributions for $10,000 in life insurance benefits.

(3)	Consists of $8,273 in medical, dental and vision insurance premium contributions and $41 in life insurance premium contributions for $10,000 in life insurance benefits.

(4)	Effective June 1, 2007, Greggory Kalvin no longer served as Chief Accounting Officer of the Company and was no longer a named executive officer.

(5)	Consists of $7,161 in medical, dental and vision insurance premium contributions and $41 in life insurance premium contributions for $10,000 in life insurance benefits.

Grants of Plan-Based Awards Table

Name	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Nehemia Zucker	—	—	$183,077	—	—	—	—	—	—	—	—

R. Scott Turicchi	—	—	$156,923	—	—	—	—	—	—	—	—

Jeffrey D. Adelman	—	—	$57,577	—	—	—	—	—	—	—	—

Greggory Kalvin	—	—	$34,327	—	—	—	—	—	—	—	—

(1)	The Company did not grant any equity awards during the fiscal year ended December 31, 2006.

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Outstanding Equity Awards At Fiscal Year-End

The following table provides information on the holdings of stock options and restricted stock by the named executive officers at December 31, 2006. All share numbers and share prices have been retroactively restated to reflect a May 2006 two-for-one stock split effected in the form of a stock dividend.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (1)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable

Nehemia Zucker	46,754	—	—	$3.53	6/25/2012	54,000	$1,471,500	—	—
	13,246	—	—	$3.53	6/25/2012
	2,840	21,312	—	$18.77	8/31/2015
	33,160	122,688	—	$18.77	8/31/2015

R. Scott Turicchi	126,296	—	—	$2.07	4/14/2010	49,500	$1,348,875	—	—
	37,500	—	—	$0.94	12/28/2011
	8,000	—	—	$3.53	6/25/2012
	44,500	—	—	$6.88	5/8/2013
	193,704	—	—	$2.07	4/14/2010
	5,328	21,312	—	$18.77	8/31/2015
	27,672	110,688	—	$18.77	8/31/2015
	12,500	—	—	$1.17	12/28/2011
	89,000	44,500	—	$8.95	5/8/2013
	8,000	—	—	$4.47	6/25/2012

Jeffrey D. Adelman	4,200	21,312	—	$18.77	8/31/2015	18,000	$490,500	—	—
	7,800	26,688	—	$18.77	8/31/2015
	6,000	—	—	$4.47	6/25/2012

Greggory Kalvin(4)	6,000	—	—	$4.47	6/25/2012	—	—	—	—
	—	5,667	—	$8.95	5/8/2013
	—	9,333	—	$8.95	5/8/2013

(1)
All stock options granted have 10-year terms. For options granted before August 2005, one-quarter of the options vest and are exercisable on the one-year anniversary of the grant date and each of the remaining one-quarter portions of the options vest and are exercisable on each annual anniversary of the grant date thereafter. For options granted during or after August 2005, 20% of the options vest and are exercisable on the one-year anniversary of the grant date and each of the remaining 20% portions of the options vest and are exercisable on each annual anniversary of the grant date thereafter.

(2)
The restricted shares are subject to a five-year restricted period, which commences on the award date, with restrictions lapsing as to 10% of the shares on the first anniversary of the award date, 15% of the shares on the second anniversary of the award date, 20% of the shares on the third anniversary of the award date, 25% of the shares on the fourth anniversary of the award date, and 30% of the shares on the fifth anniversary of the award date.

(3)
The market value is determined by multiplying the number of shares by $27.25, the closing trading price of the Company’s common stock on the Nasdaq Global Market on December 29, 2006, the last trading day of the fiscal year.

(4)	Effective June 1, 2007, Greggory Kalvin no longer served as Chief Accounting Officer of the Company and was no longer a named executive officer.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to stock options exercised and vested stock awards by j2 Global’s named executive officers during the fiscal year ended December 31, 2006. All share numbers and share prices have been retroactively restated to reflect a May 2006 two-for-one stock split effected in the form of a stock dividend.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Nehemia Zucker	12,500	$288,250	6,000	$170,640

R. Scott Turicchi	—	—	5,500	$156,420

Jeffrey D. Adelman	12,500	$259,955	2,000	$56,880

Greggory Kalvin	22,500	$422,963	—	—

During 2006, the Company’s named executive officers elected to delay vesting of their first tranche of restricted stock from August 31, 2006 to December 4, 2006 to account for an extended trading blackout that resulted from the independent investigation by a special committee of the Board of Directors into the Company’s stock option grants and related procedures.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2006 regarding shares outstanding and available for issuance under j2 Global’s existing stock option plans (in millions, except per share amounts):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders(1)	4,639,614	$8.58	3,858,596 (2)

Equity compensation plans not approved by security holders	—	—	—
_________________

(1)	These plans consist of the Second Amended and Restated 1997 Stock Option Plan and the 2001 Employee Stock Purchase Plan.

(2)
Of these, 2,172,347 shares remained available for grant under the Second Amended and Restated 1997 Stock Option Plan and 1,689,249 shares remained available for grant under the 2001 Employee Stock Purchase Plan as of December 31, 2006. The Second Amended and Restated 1997 Stock Option Plan terminates in November 1997, and no additional shares will be available for grant under that plan after November 1997. In addition, as described elsewhere herein under “Approval of 2007 Stock Plan,” the Board of Directors has imposed an additional limit on the granting of stock-based awards under the 1997 Plan pending this Special Meeting.

Second Amended and Restated 1997 Stock Option Plan

j2 Global’s 1997 Stock Option Plan was adopted by the Board of Directors and approved by the stockholders in November 1997. In May 2001, j2 Global amended and restated the Amended and Restated 1997 Stock Option Plan for a second time to permit the issuance of restricted stock under the plan (the “1997 Plan”). A total of twelve million shares of j2 Global’s common stock have been reserved for issuance under the 1997 Plan. As of December 31, 2006, there were 2,172,347 additional shares underlying options and shares of restricted stock available for grant under the 1997 Plan and 4,639,614 options and 307,840 nonvested shares of restricted stock were outstanding under the 1997 Plan. As of June 30, 2007, there were 1,779,799 additional shares underlying options and shares of restricted stock available for grant under the 1997 Plan and 4,409,107 options and 356,300 nonvested shares of restricted stock were outstanding under the 1997 Plan.

The 1997 Plan provides for grants to employees, including officers and employee directors, of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for grants of non-statutory stock options and restricted stock awards to employees, including officers and employee directors, and consultants, who may be non-employee directors.

The 1997 Plan is administered by the Compensation Committee of j2 Global’s Board of Directors. The 1997 Plan administrator determines the terms of the options granted and restricted stock awarded, including the exercise price of each option, the number of shares subject to each option and covered by each restricted stock award and the vesting of each option and restricted stock award. The 1997 Plan administrator also has the full power to select the individuals to whom options and restricted stock will be granted and to make any combination of grants to any participants. Notwithstanding the powers bestowed on the Compensation Committee under the terms of the 1997 Plan, the Company has adopted a policy for equity compensation grants and awards to Board members, executive officers, other employees and consultants that, among other things, requires that all stock option grants and restricted stock awards be finally approved by a majority of independent directors.

Options generally have a term of 10 years. For options granted in 1999 and prior years, one-third of the options vested on the one-year anniversary of the grant date and each of the remaining one-third portions of the options vested on each annual anniversary of the grant date thereafter. For options granted after 1999 but before August 2005, one-quarter of the options vest on the one-year anniversary of the grant date and each of the remaining one-quarter portions of the options vest on each annual anniversary of the grant date thereafter. For options granted during or after August 2005, 20% of the options vest on the one-year anniversary of the grant date and each of the remaining 20% portions of the options vest on each annual anniversary of the grant date thereafter.

The option exercise price may not be less than the higher of the par value or 100% of the fair market value of j2 Global’s common stock on the grant date. However, non-statutory options may be granted at exercise prices of not less than the higher of the par value or 85% of the fair market value of j2 Global’s common stock on the date the option is granted. In the case of an incentive option granted to a person who at the time of the grant owns stock representing more than 10% of the total combined voting power of all classes of j2 Global’s common stock, the option exercise price for each share of common stock covered by such option may not be less than 110% of the fair market value of a share of j2 Global’s common stock on the grant date of such option.

Restricted stock awards are generally subject to a five-year restricted period, which commences on the award date, with restrictions lapsing as to 10% of the shares on the first anniversary of the award date, 15% of the shares on the second anniversary of the award date, 20% of the shares on the third anniversary of the award date, 25% of the shares on the fourth anniversary of the award date, and 30% of the shares on the fifth anniversary of the award date.

In the event of a change of control of the Company, each option and each share of restricted stock will become immediately exercisable in full unless the Board of Directors determines that the holder has been offered substantially identical replacement options or replacement shares of restricted stock, as the case may be, and a comparable position at the acquiring company.

The 1997 Plan will expire in November 2007 in accordance with its terms, except that the 1997 plan continues to govern options previously granted under it. At this Special Meeting, we are submitting a proposal to our shareholders for approval of the 2007 Stock Plan to replace the 1997 Plan.

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DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE NEXT ANNUAL MEETING

Under Rule 14a-8 of the Exchange Act, certain stockholder proposals may be eligible for inclusion in j2 Global’s proxy statement and form of proxy. The date by which stockholder proposals must be received by j2 Global so that they may be considered for inclusion in the proxy statement and form of proxy for the Company’s 2008 Annual Meeting of Stockholders is December 31, 2007 (or if the date of the next j2 Global Annual Meeting is changed by more than 30 days from the date of the 2007 Annual Meeting, a reasonable time before j2 Global begins to print and mail its proxy materials). Under j2 Global’s Bylaws, stockholder proposals which a stockholder does not seek to include in the proxy statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act must be received by j2 Global not less than 60 days nor more than 90 days prior to the date of the next j2 Global Annual Meeting (unless there are fewer than 70 days between the date the next Annual Meeting is announced and the date it is held, in which case such advance notice must be given at least 10 days after the date of the announcement). Notice of a stockholder’s intent to nominate candidates for election as directors must be submitted within the deadline for submission of stockholder proposals. Stockholder proposals or notices of intent to nominate candidates for election as directors should be submitted to j2 Global Communications, Inc. at 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028, attention: Legal Department.

COST OF SPECIAL MEETING AND PROXY SOLICITATION

j2 Global is paying the expenses of this solicitation. The Company also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, the directors, officers and employees may solicit proxies in person or by telephone, fax, email or similar means.  The Company may engage a third-party proxy solicitation company to assist in soliciting proxies.

HOUSEHOLDING

As permitted by the Securities Exchange Act of 1934, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless such stockholders have notified j2 Global of their desire to receive multiple copies of the Proxy Statement.

j2 Global will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to j2 Global’s Secretary, 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028, (323) 860-9200, attention: Legal Department.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope.

The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

By Order of the Board of Directors,

Richard S. Ressler
Chairman of the Board

Los Angeles, California
Dated: September 21, 2007

EXHIBIT A

J2 GLOBAL COMMUNICATIONS, INC.

2007 STOCK OPTION PLAN

ARTICLE I

PURPOSES

1.1  Purpose of Plan.  The purposes of the j2 Global Communications, Inc. 2007 Stock Option Plan (the “Plan”) are to advance the interests of j2 Global Communications, Inc. (the “Company”) and its shareholders by providing significant incentives to selected officers, employees, and consultants of the Company who contribute and are expected to contribute to the success of the Company, and to enhance the interest of such officers and employees in the Company’s success and progress by providing them with an opportunity to become shareholders of the Company.  Further, the Plan is designed to enhance the Company’s ability to attract and retain qualified employees necessary for the success and progress of the Company.

ARTICLE II

DEFINITIONS

2.1  Definitions.  Certain terms used herein shall have the meaning below stated, subject to the provisions of Section 7.1 hereof.

(a)  “Award” means an award under the Plan as described in Article V.  Awards may be made under the Plan in the form of stock options, including Incentive Stock Options, stock appreciation rights, restricted stock, restricted stock units, performance shares and share units and other stock-based Awards, as set forth in Article V.

(b)  “Award Agreement” means a written agreement entered into between the Company and a Grantee in connection with an Award.

(c)  “Board” or “Board of Directors” means the Board of Directors of the Company.

(d)  “Code” means the Internal Revenue Code of 1986, as amended.

(e)  “Committee” means either (i) the Board of Directors or (ii) the Compensation Committee of the Board of Directors or such other committee of the Board as shall be appointed by the Board to administer the Plan pursuant to Article VII hereof.  Except as otherwise determined by the Board, the members of the Committee, or the members of the Board who participate in decision making with respect to the Plan, shall be “non-employee directors” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and “outside directors” under Section 162(m) of the Code.  The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee consisting of non-employee directors and outside directors.  The Committee may also authorize certain officers of the Company to carry out the day-to-day administration of the Plan in accordance with the Committee’s instructions.

(f)  “Common Stock” means, subject to the provisions of Section 9.3, the authorized common stock of the Company, par value $.01 per share.

(g)  “Company” means j2 Global Communications, Inc.

(h)  “Effective Date” means the date on which the Company’s 2007 Stock Option Plan is adopted by the Board or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

(i)  “Employee” means (i) any individual who is a common-law employee of the Company or of a Subsidiary, (ii) a member of the Board of Directors, or (iii) any consultant or other persons to the extent permitted by the instructions to Form S-8 under the Securities Act of 1933, as amended, who performs services for the Company or a Subsidiary.  Service as a member of the Board of Directors or as a consultant shall be considered employment for all purposes under the Plan except the third sentence of Section 4.1.

(j)  “Fair Market Value” means, in respect of a share of Common Stock on any date, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the last reported sales price regular way on the day preceding such date on which a reported sale occurred, in either case on the New York Stock Exchange or, if at the time the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if at the time the Common Stock is not listed or admitted to trading on any national securities exchange, in the National Association of Securities Dealers Automated Quotations (“Nasdaq”) National Market System or, if at the time the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose or, if the Common Stock is not traded over-the-counter, as determined by the Committee using any reasonable valuation method.

(k)  “Grantee” means an Employee who receives a grant of Options or other Award under the Plan.

(l)  “Incentive Stock Option” means an Option to purchase Common Stock, granted by the Company to an Employee pursuant to Section 5.1 hereof, which meets the requirements of Section 422 of the Code.

(m)  “Nonstatutory Stock Option” means an Option to purchase Common Stock, granted by the Company to an Employee pursuant to Section 5.1 hereof, which does not meet the requirements of Section 422 of the Code or which provides, as of the time the Option is granted, that it will not be treated as an Incentive Stock Option.

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(n)  “Option” means an Incentive Stock Option or a Nonstatutory Stock Option.

(o)  “Option Agreement” means an agreement between the Company and a Grantee evidencing the terms of an Option granted under the Plan.

(p)  “Plan” means the j2 Global Communications, Inc. 2007 Stock Option Plan, as set forth herein and as from time to time amended.

(q)  “Restricted Stock Agreement” means an agreement between the Company and a Grantee evidencing the terms of Restricted Stock awarded under the Plan.

(r)  “Subsidiary” means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

(s)  “Termination of Employment” means, unless otherwise determined by the Committee, that a Grantee shall be deemed to have a “Termination of Employment” upon ceasing employment with the Company or a Subsidiary (or, in the case of a Grantee who is not an employee, upon ceasing association with the Company or a Subsidiary as a director, consultant or otherwise).  The Committee in its discretion may determine (a) whether any leave of absence constitutes a Termination of Employment for purposes of the Plan, (b) the impact, if any, of any such leave of absence on Awards theretofore made under the Plan, and (c) when a change in a Grantee’s association with the Company constitutes a Termination of Employment for purposes of the Plan.  The Committee may also determine whether a Grantee’s Termination of Employment is for Cause (as hereinafter defined) and the date of termination in such case.

ARTICLE III

EFFECTIVE DATE OF THE PLAN; RESERVATION OF SHARES

3.1  Effective Date.  The Plan shall become effective as of the Effective Date.

3.2  Shares Reserved Under Plan.  The total number of shares of Common Stock which may be transferred pursuant to Awards granted under the Plan shall not exceed 4,500,000 shares and, as an individual limitation, the maximum number of shares of Common Stock with respect to which Options may be granted to a Grantee in any one-year period may not exceed 400,000 shares.  Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan.  The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.  If any Award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock, shares of Common Stock are surrendered or withheld from any Award to satisfy a Grantee’s income tax withholding obligations, or shares of Common Stock owned by a Grantee are tendered to pay the exercise price of options or other Awards granted under the Plan, then the shares covered by such forfeited, terminated or canceled Award or which are equal to the number of shares surrendered, withheld or tendered shall again become available for transfer pursuant to Awards granted or to

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be granted under this Plan.  Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which Awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Awards under this Plan.  Notwithstanding the foregoing, in the case of the cancellation or forfeiture of Restricted Stock or other Award with respect to which dividends have been paid or accrued, the number of shares with respect to such Restricted Stock or other Award shall not be available for subsequent grants hereunder unless, in the case of shares with respect to which dividends were accrued by unpaid, such dividends are also canceled or forfeited. The Company shall at all times while the Plan is in effect reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

As a further limitation on the total number of shares of Common Stock which may be transferred pursuant to Awards granted under the combination of (i) the Plan and (ii) the predecessor 1997 stock option plan of the Company (the “1997 Plan”), on August 22, 2007 the Board of Directors of the Company adopted resolutions with the content set forth below which shall operate as a limitation on the grant of stock-based awards under the 1997 Plan during the period prior to (and, if the Plan is approved, after) the stockholder vote on the proposal to approve the Plan:

RESOLVED, that during the period from June 30, 2007 (at such date a total of 4,765,407 stock-based awards were granted but unexercised under the 1997 Plan) and until the stockholder vote takes place on the proposal to approve the 2007 Stock Plan [i.e., the Plan as defined herein], the number of shares issued or issuable for stock-based awards under the 1997 Plan shall be limited to a total of 356,000 shares, notwithstanding any higher limitation that might be applicable, absent this resolution, under the terms of the 1997 Plan; and

RESOLVED FURTHER, that subsequent to the approval by the stockholders of the 2007 Stock Plan, [i.e., the Plan as defined herein], all stock-based awards shall be made under the 2007 Stock Plan and no further stock-based awards shall be made under the 1997 Plan.

3.3  Award Agreements.  Each Award granted under the Plan shall be evidenced by an Award Agreement, which shall contain such provisions as the Committee in its discretion deems necessary or desirable.  The Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company.  Payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form as the Committee shall determine, including cash, shares of Common Stock, other securities, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis.  A Grantee shall have no rights with respect to an Award unless such Grantee accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine.  The Committee shall determine if loans (whether or not secured by shares of Common Stock) may be extended or guaranteed by the Company with

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respect to any Awards.  No Grantee of an Award (or other person having rights pursuant to such Award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such Award until the issuance of a stock certificate to such person for such shares.  Except as otherwise provided in the applicable Award Agreement, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

ARTICLE IV

PARTICIPATION IN PLAN

4.1  Eligibility.  Options or other Awards under the Plan may be granted to any key Employee of the Company or a Subsidiary who performs services for the Company or a Subsidiary that the Committee deems to be of special importance to the growth and success of the Company.  The Committee shall determine those Employees to whom Options or other Awards shall be granted, the type of Option or other Award to be granted to each such person, and, subject to Section 3.2 hereof, the number of shares of Common Stock subject to each such Option or other Award.  Only individuals who are employed as common-law employees by the Company or a Subsidiary shall be eligible for the grant of Incentive Stock Options.

4.2  Participation Not Guarantee of Employment or Retention.  Nothing in this Plan or in any Option Agreement or any other Award Agreement shall in any manner be construed to limit in any way the right of the Company or any Subsidiary to terminate an Employee’s employment at any time, without regard to the effect of such termination on any rights such Employee would otherwise have under this Plan, or give any right to an Employee to remain employed by the Company or a Subsidiary thereof in any particular position or at any particular rate of compensation.

ARTICLE V

GRANT AND EXERCISE OF OPTIONS; RESTRICTED STOCK; OTHER AWARDS

5.1  Grant of Options.  The Committee may from time to time in its discretion grant Incentive Stock Options and/or Nonstatutory Stock Options to Employees at any time after the Effective Date.  All Options under the Plan shall be granted within ten (10) years from the date the Plan is adopted by the Board or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

5.2  Option Terms.  Options granted under the Plan shall be subject to the following requirements:

(a)  Option Price.  The exercise price of each Incentive Stock Option shall not be less than the higher of the par value or 100% of the Fair Market Value of the shares of Common Stock subject to the Option on the date the Option is granted.  The exercise price of each Nonstatutory Stock Option shall be the amount determined by the Committee as set forth in the applicable Option Agreement, provided that such amount

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shall not be less than the higher of the par value or 85% of the Fair Market Value of the shares of Common Stock subject to the Option on the date the Option is granted, provided further that options may only be granted at less than 100% of the Fair Market Value of the shares of Common Stock subject to the Option on the date of grant if the discount is expressly in lieu of a reasonable amount of salary or cash bonus, as determined by the Board of Directors or the Committee in its sole discretion.  The exercise price of an Option may be subject to adjustment pursuant to Section 9.3 hereof.

(b)  Term of Option.  The term during which an Option is exercisable shall be that period determined by the Committee as set forth in the applicable Option Agreement, provided that no Option shall have a term that exceeds a period of 10 years from the date of its grant.

(c)  Nontransferability of Option.  No Option granted under the Plan shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and each such Option shall be exercisable during the Grantee’s lifetime only by him.  No transfer of an Option by a Grantee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer.  Notwithstanding the foregoing, the Committee may, in its discretion, permit a Grantee to transfer any Option, which is not an Incentive Stock Option, to one or more of the Grantee’s immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members.  For purposes of the Plan, the term “immediate family” shall mean the Grantee’s spouse and issue (including adopted and step children).

(d)  Exercise of Option.  Unless the Option Agreement pursuant to which an Option is granted provides otherwise, each Option shall become exercisable, on a cumulative basis, with respect to 25% of the aggregate number of the shares of Common Stock covered thereby on the first anniversary of the date of grant and with respect to an additional 25% of the shares of Common Stock covered thereby on each of the next three (3) succeeding anniversaries of the date of grant; provided, however, the Committee may establish a different vesting schedule for any optionee or group of optionees.  Any portion of an Option which has become exercisable shall remain exercisable until it is exercised in full or terminates pursuant to the terms of the Plan or the Option Agreement pursuant to which it is granted.

(e)  Acceleration of Exercise on Change of Control.  Notwithstanding the provisions of paragraph (d) of this Section or any other restrictions limiting the number of shares of Common Stock as to which an Option may be exercised, each Option shall become immediately exercisable in full upon and simultaneously with any “Change of Control” of the Company unless the Board determines that the optionee has been offered substantially identical replacement options and a comparable position at any acquiring company.  For purposes of this Plan, a “Change of Control” shall be deemed to have occurred if:

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(i)  any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any employee benefit plan sponsored by the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii)  during any period of two consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii)  the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.  For the purposes of this subsection (iv), “substantially all” of the Company’s assets shall mean assets for which the price or consideration upon sale or disposition equals or exceeds seventy-five percent (75%) or more of the fair market value of the Company.

(f)  Incentive Stock Options Granted to Ten Percent Shareholders.  No Incentive Stock Options shall be granted to any Employee who owns, directly or indirectly within the mean of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless at the time the Incentive Stock Option is granted, the exercise price of the Incentive Stock Option is at least 110% of the Fair Market Value of the Common Stock subject to such Incentive Stock Option and such Incentive Stock Option, by its terms, is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

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(g)  Limitation on Incentive Stock Options.  To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000 (or the then applicable maximum under Section 422 of the Code), such Options shall be treated as Nonstatutory Stock Options.  For this purpose, Options shall be taken into account in the order in which they were granted and the Fair Market Value of the Common Stock shall be determined as of the time the Option with respect to such Common Stock is granted.

5.3  Payment of Exercise Price and Delivery of Shares.

(a)  Notice and Payment for Shares.  Each Option shall be exercised by delivery of a written notice to the Company in such form as the Committee shall approve stating the number of the whole shares of Common Stock as to which the Option is being exercised and accompanied by payment therefor.  No Option shall be deemed exercised in the event that payment therefor is not received and shares of Common Stock shall not be issued upon the exercise of an Option unless the exercise price is paid in full. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made by (i) cash, (ii) certified check payable to the order of the Company, (iii) outstanding shares of Common Stock duly endorsed to the Company (which shares of Common Stock shall be valued at their Fair Market Value as of the day preceding the date of such exercise), (iv) any combination of the foregoing, or (v) such other method of payment as may be provided in the applicable Option Agreement.

(b)  Rights of Grantee in Stock.  Neither any Grantee nor the legal representatives, heirs, legatees or distributees of any Grantee, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock issuable upon exercise of an Option granted hereunder unless and until such shares are issued to him or them and such person or persons have received a certificate or certificates therefor.  Upon the issuance and receipt of such certificate or certificates, such Grantee or the legal representatives, heirs, legatees or distributees of such Grantee shall have absolute ownership of the shares of Common Stock evidenced thereby, including the right to vote such shares, to the same extent as any other owner of shares of Common Stock, and to receive dividends thereon, subject, however, to the terms, conditions and restrictions of this Plan.

5.4  Restricted Stock.  The Committee may from time to time in its discretion grant award shares of restricted stock (“Restricted Stock”) to Employees at any time after the Effective Date.  Each award of Restricted Stock under the Plan shall be evidenced by a written Restricted Stock Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish):

(a)  Number of Shares.  Each Restricted Stock Agreement shall state the number of shares of Restricted Stock to be subject to an award.

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(b)  Restrictions.  Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the “Restricted Period”). The Committee may also impose such other restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

(c)  Forfeiture.  Subject to such exceptions as may be determined by the Committee, if the Grantee’s continuous employment with the Company or any Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Section 5.4(e) hereof) shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company or a Subsidiary at no cost to the Company or Subsidiary.

(d)  Ownership.  During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Section 5.4(b) hereof, including the right to receive dividends with respect to such shares and to vote such shares.

(e)  Accelerated Lapse of Restrictions.  The Committee shall have the authority (and the Restricted Stock Agreement may, but need not, so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

(f)  Accelerated Lapse of Restrictions on Change of Control.  Notwithstanding anything else provided in this Agreement, all outstanding restrictions on each share of Restricted Stock shall immediately be canceled in full upon and simultaneously with any “Change of Control” of the Company unless the Board determines that the Grantee has been offered substantially identical replacement restricted stock and a comparable position at any acquiring company.

5.5  Grant of Stock Appreciation Rights.

(a)  The Committee may grant stock appreciation rights to such Employees, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion.  Stock appreciation rights may be granted in connection with all or any part of, or independently of, any stock option granted under the Plan.  A stock appreciation right may be granted at or after the time of grant of such option.  A stock appreciation right shall become exercisable at such time or times as determined by the Committee.

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(b)  The Grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (b) the exercise price of such right as set forth in the Award Agreement (or over the option exercise price if the stock appreciation right is granted in connection with a stock option), multiplied by (c) the number of shares with respect to which the stock appreciation right is exercised.  Payment to the Grantee upon exercise of a stock appreciation right shall be made in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, as the Committee shall determine in its discretion.  Upon the exercise of a stock appreciation right granted in connection with a stock option, the number of shares subject to the option shall be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised.  Upon the exercise of a stock option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be correspondingly reduced by the number of shares with respect to which the option is exercised.

5.6  Grant of Restricted Stock Units.

(a)  The Committee may grant Awards of restricted stock units to such Employees, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan.  Restricted stock units may be awarded independently of or in connection with any other Award under the Plan.

(b)  At the time of grant, the Committee shall specify the date or dates on which the restricted stock units shall become vested, and may specify such conditions to vesting as it deems appropriate.  Unless otherwise determined by the Committee, in the event of the Grantee’s Termination of Employment for any reason, restricted stock units that have not vested shall be forfeited and canceled.  The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an Award of restricted stock units.

(c)  At the time of grant, the Committee shall specify the maturity date applicable to each grant of restricted stock units, which may be determined at the election of the Grantee.  Such date may be later than the vesting date or dates of the Award.  On the maturity date, the Company shall transfer to the Grantee one unrestricted, fully transferable share of Common Stock for each vested restricted stock unit scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied.  The Committee shall specify the purchase price, if any, to be paid by the Grantee to the Company for such shares of Common Stock.

5.7  Grant of Performance Shares and Share Units.  The Committee may grant performance shares in the form of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock to such Employees, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion,

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subject to the provisions of the Plan.  In the event that a stock certificate is issued in respect of performance shares, such certificates shall be registered in the name of the Grantee but shall be held by the Company until the time the performance shares are earned.  The performance conditions and the length of the performance period shall be determined by the Committee.  The Committee shall determine in its sole discretion whether performance shares granted in the form of share units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

5.8  Other Stock-Based Awards.  The Committee may grant other types of stock-based Awards to such Employees, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan.  Such Awards may entail the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

5.9  Grant of Dividend Equivalent Rights.  The Committee may in its discretion include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such Award is outstanding and unexercised, on the shares of Common Stock covered by such Award if such shares were then outstanding.  In the event such a provision is included in an Award Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

ARTICLE VI

TERMINATION AND DEATH

6.1  Termination Other Than by Death or for Cause.  If a Grantee’s position as an Employee of the Company or a Subsidiary terminates for any reason other than death or for Cause (as defined in Section 6.2) he may, unless the applicable Option Agreement provides otherwise, exercise an Option previously granted and vested within three months after the date of such termination, but in no event later than the date on which the Option would have expired in accordance with its terms.  To the extent the Option is not so exercised, it shall expire at the end of such three-month period.

6.2  Termination for Cause.  If a Grantee’s position as an Employee of the Company or a Subsidiary is terminated for Cause, any Option theretofore granted to him shall expire and cease to be exercisable on the date notice of such termination is delivered to the Grantee.  “Cause” shall mean (a) the willful and continued failure by a Grantee to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Grantee by the Board, which demand specifically identifies the manner in which the Board believes that the Grantee has not substantially performed his duties, or (b) the willful engaging by the Grantee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.  For purposes of this Section 6.2, no act, or failure to act, shall be

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deemed “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.

6.3  Death.  If a Grantee dies (i) while he is an Employee of the Company or a Subsidiary or (ii) during the three-month period after the termination of his position as an Employee of the Company or a Subsidiary, and at the time of his death the Grantee was entitled to exercise an Option theretofore granted to him, such Option shall, unless the applicable Option Agreement provides otherwise, expire one year after the date of his death, but in no event later than the date on which the Option would have expired if the Grantee had lived.  During such one-year period the Option may be exercised by the Grantee’s executor or administrator or by any person or persons who shall have acquired the Option directly from the Grantee by bequest or inheritance, but only to the extent that the Grantee was entitled to exercise the Option at the date of his death and, to the extent the Option is not so exercised, it shall expire at the end of such one-year period.

6.4  Applicability to Other Awards.  Notwithstanding anything herein to the contrary, if the Committee determines in its discretion that a Grantee’s Termination of Employment is for Cause, then the Committee shall also have the power to determine in its discretion that any outstanding stock options and stock appreciation rights or other Awards, whether or not exercisable at the time of such termination, shall be terminated as of the date of such termination and shall be of no further force and effect.  The Committee shall also have the power to determine in its discretion the applicability of the principles in this Article VI to Awards other than stock options.

ARTICLE VII

ADMINISTRATION OF PLAN

7.1  Administration.  The Plan shall be administered by the Compensation Committee of the Board of Directors or such other committee as may be appointed by the Board of Directors of the Company, which Committee shall consist of not less than two members, all of whom are members of the Board of Directors.  A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. Vacancies occurring on the Committee shall be filled by the Board.  The Committee shall have full and final authority (i) to interpret the Plan and each of the Option Agreements and other Award Agreements, (ii) to prescribe, amend and rescind rules and regulations, if any, relating to the Plan, (iii) to make all determinations necessary or advisable for the administration of the Plan and (iv) to correct any defect, supply any omission and reconcile any inconsistency in the Plan and any Option Agreement or any other Award Agreement.  The Committee’s determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including, but without limitation, the Company, the shareholders of the Company, the Committee, and each of the members thereof, Employees and their respective successors in interest.

7.2  Liability.  No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the

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Plan, except for his own willful misconduct or gross negligence.  The Committee shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of the Committee’s duties under the Plan at the Company’s expense.

7.3  Determinations.  In making its determinations concerning the key Employees who shall receive Options or other Awards as well as the number of shares to be covered by such Options or other Awards and the time or times at which they shall be granted, the Committee shall take into account the nature of the services rendered by such key Employees, their past, present and potential contribution to the Company’s success and such other factors as the Committee may deem relevant.  The Committee shall determine the form of Option Agreements and Award Agreement under the Plan and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the terms of the Plan.  The Committee may waive any provisions of any Option Agreement or any other Award Agreement, provided such waiver is not inconsistent with the terms of the Plan as then in effect.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options or other Awards under the Plan, whether or not such persons are similarly situated.

ARTICLE VIII

AMENDMENT AND TERMINATION OF PLAN

8.1  Amendment of Plan.

(a)  Generally.  The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Option or other Award granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment, except with consent of the Grantee (or, after the Grantee’s death, the person having the right to exercise or receive payment of the Award).  For purposes of the Plan, any action of the Board or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Grantee.  An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws (including Section 422 of the Code), regulations or rules (including applicable rules of any stock exchange or of Nasdaq).

(b)  Amendments Relating to Incentive Stock Options.  To the extent applicable, the Plan is intended to permit the issuance of Incentive Stock Options to Employees in accordance with the provisions of Section 422 of the Code.  Subject to paragraph 8.1(a) above, the Plan, Option Agreements and other Award Agreements may be modified or amended at any time, both prospectively and retroactively, and in a manner that may affect Incentive Stock Options previously granted, if such amendment or modification is necessary for the Plan and Incentive Stock Options granted hereunder to qualify under said provisions of the Code.

8.2  Termination.  The Board may at any time terminate the Plan as of any date specified in a resolution adopted by the Board.  If not earlier terminated, the Plan shall terminate on February 14, 2017 (but in any event not later than the day before the 10th anniversary of

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Board approval of the Plan).  No Options or other Awards may be granted after the Plan has terminated, but the Committee shall continue to supervise the administration of Options or other Awards previously granted.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1  Restrictions upon Grant of Awards.  If the listing upon any stock exchange or Nasdaq or the registration or qualification under any federal or state law of any shares of Common Stock to be issued on the exercise of Awards granted under this Plan (whether to permit the grant of Awards or the resale or other disposition of any such shares of Common Stock by or on behalf of Grantees receiving such shares) should be or become necessary or desirable, the Board in its sole discretion may determine that delivery of the certificates for such shares of Common Stock shall not be made until such listing, registration or qualification shall have been completed.  The Company agrees that it will use its best efforts to effect any such listing, registration or qualification, provided, however, that the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933 other than on Form S-8 or such other forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.

9.2  Restrictions upon Resale of Unregistered Stock.  Each Grantee shall, if the Company deems it advisable, represent and agree in writing (i) that any shares of Common Stock acquired by such Grantee pursuant to this Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an exemption from registration under said Act, (ii) that such Grantee is acquiring such shares of Common Stock for his own account and not with a view to the distribution thereof, and (iii) to such other customary matters as the Company may request.  In such case, no shares of Common Stock shall be issued to such Grantee unless such Grantee provides such representations and agreements and the Company is reasonably satisfied that such representations and agreements are correct.

9.3  Adjustments.

(a)  General.  In the event of a subdivision of the outstanding Common Stock, a declaration of a dividend payable in shares of Common Stock, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the value of shares of Common Stock, a combination or consolidation of the outstanding Common Stock into a lesser number of shares of Common Stock, a recapitalization, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of shares of Common Stock available for future grants of Options or other Awards under Section 3.2, (ii) the number of shares of Common Stock covered by each outstanding Option or other Award, or (iii) the exercise price of each outstanding Option or other Award.

(b)  Reorganizations.  In the event that the Company is a party to a merger or reorganization, outstanding Options and other Awards shall be subject to the agreement of merger or reorganization.

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(c)  Reservation of Rights.  Except as provided in this Section 9.3, a Grantee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of shares of stock of any class.  Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares of Common Stock subject to an Option or other Award.  The grant of any Option or other Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

9.4  Withholding of Taxes; Tax Elections.

(a)  Each Grantee who exercises a Nonstatutory Stock Option and each Grantee who holds Restricted Stock or other Award that has vested shall agree that no later than the date of exercise or receipt of shares of Common Stock pursuant to such Option and no later than the date such Restricted Stock or other Award vests (in whole or in part) he will pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to the transfer to him or vesting in him of such shares of Common Stock.

(b)  The applicable Option Agreement or other Award Agreement may provide that a Grantee may satisfy, in whole or in part, the requirements of paragraph (a):

(i)  by delivery of shares of Common Stock owned by the Grantee for at least six months (or such shorter or longer period as the Committee may approve) having a Fair Market Value (determined as of the date of such delivery) equal to all or part of the amount to be so withheld, or

(ii)  by electing to have the Company withhold the requisite number of shares from shares otherwise deliverable pursuant to the exercise of the Option or vesting of Restricted Stock or other Award giving rise to the tax withholding obligation provided, however, that

(A)  the Grantee’s election and the withholding pursuant thereto take effect during the period beginning on the third business day following the date of release for publication of the quarterly and annual summary statements of the Company’s sales and earnings and ending on the twelfth business day following such date, and six months have elapsed since the date the Option or Restricted Stock or other Award was granted, or

(B)  such election was irrevocably made by the Grantee and filed with the Committee in writing at least six months in advance of the date on which such withholding occurs.  The Committee may require, as a condition of accepting any such delivery of Common Stock or any such

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election by the Grantee, that the Grantee furnish to the Company an opinion of counsel to the effect that such delivery or election will not result in the Grantee incurring any liability under Section 16(b) of the Securities Exchange Act of 1934, as amended.

(c)  If the Grantee, in connection with the acquisition of shares of Common Stock under the Plan, is permitted under the terms of his Option Agreement or other Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and if the Grantee makes such election, the Grantee shall submit to the Company a copy of the notice filed by the Grantee with the Internal Revenue Service within ten (10) days of filing such notice, and shall pay, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld as a result of such election, all in accordance with the provisions of clauses (a) and (b) of this section 9.4.

(d)  If any Grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.5  Use of Proceeds.  The proceeds from the sale of Common Stock pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company and may be used for such corporate purposes as the Company may determine.

9.6  Substitution of Options.  Options may be granted under this Plan in substitution for options held by individuals who are employees of another corporation and who become Employees of the Company or any Subsidiary of the Company eligible to receive Options pursuant to the Plan as a result of a merger, consolidation, reorganization or similar event.  The terms and conditions of any Options so granted may vary from those set forth in the Plan to the extent deemed appropriate by the Committee in order to conform the provisions of Options granted pursuant to the Plan to the provisions of the options in substitution for which they are granted.

9.7  Notices.  Any notice required or permitted hereunder shall be sufficiently given only if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at its principal place of business, and to the Grantee at the address on file with the Company at the time of grant hereunder, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.

9.8  Nature of Payments.  Any and all grants of Awards and issuances of shares of Common Stock under the Plan shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Grantee, unless such plan or agreement specifically provides otherwise.

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9.9  Non-Uniform Determinations.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated).  Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

9.10  Waiver of Claims.  Prior to being selected by the Committee to receive an Award, an Employee has no right to any benefits hereunder.  In consideration of a Grantee’s receipt of any Award hereunder, the Committee may require, in its sole discretion, that each such Grantee expressly waive any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or an Award Agreement).

9.11  Governing Law.  The Plan and all determinations made and actions taken hereunder, to the extent not otherwise governed by the Code or the laws of the United States of America, shall be governed by the laws of the State of California and construed accordingly.

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PROXY
j2 GLOBAL COMMUNICATIONS, INC.

SPECIAL MEETING OF STOCKHOLDERS – OCTOBER 25, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of j2 Global Communications Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement dated September 21, 2007, and hereby appoint(s) Nehemia Zucker, R. Scott Turicchi, and Jeffrey D. Adelman, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of j2 Global Communications, Inc., to be held October 25, 2007 at 10:00 a.m., local time, at the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Los Angeles, California 90028, and at any continuation or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE APPROVAL OF ALL PROPOSALS SET OUT BELOW, INCLUDING FOR THE APPROVAL OF j2 GLOBAL’S 2007 STOCK PLAN AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY CONTINUATION OR ADJOURNMENT THEREOF.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS BELOW

[X]   PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.	To approve j2 Global's 2007 Stock Plan.

[_] FOR                 [_] WITHHELD                              [_] ABSTAIN

2.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

[_] FOR                 [_] WITHHELD                              [_] ABSTAIN

[_] Mark here for address change and note in the space provided.

Signature(s):_______________________ Date:_____________
Note: This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, each person should sign.

Please date, sign and mail your proxy card back as soon as possible.